SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2008 (April 18, 2008)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2008, in connection with the closing of the sale of $125 million of the Company’s 7 ¾% Senior Unsecured Notes due 2016, referred to in Item 2.03 of this report, as an add-on offering to the $375 million of 7 ¾% Senior Unsecured Notes due 2016 sold on April 3, 2008 pursuant to an Indenture dated as of April 3, 2008, Steel Dynamics, Inc. entered into a Registration Rights Agreement with the Initial Purchasers of the Notes, as well as a First Supplemental Indenture relating to the add-on offering.  A copy of this Registration Rights Agreement is attached to this report as Exhibit 4.11, and a copy of the First Supplemental Indenture is attached to this report as Exhibit 4.12.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 18, 2008, Steel Dynamics, Inc. announced the closing of its sale of $125 million of its 7 ¾% Senior Unsecured Notes due 2016, as an add-on to the $375 million of 7 ¾% Senior Unsecured Notes due 2016 sold on April 3, 2008.   The Notes were offered in a transaction exempt from the registration requirements of the Securities Act of 1933.  The net proceeds from the Notes will be used to repay amounts outstanding under the Company’s senior secured revolving credit facility, to finance certain capital expenditures and for general corporate purposes.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit Number	Description

4.11

Registration Rights Agreement between Steel Dynamics, Inc., as Issuer and Banc of America Securities, LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated and Wells Fargo Securities, LLC as Initial Purchasers, dated as of April 18, 2008, re $125,000,000 of our 7 ¾% Senior Unsecured Notes due 2016.

4.12

First Supplemental Indenture relating to Registrant’s issuance of $125 million of its 7 ¾% Senior Unsecured Notes due 2016, dated as of April 18, 2008, between Steel Dynamics, Inc., as Issuer and the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: April 22, 2008	By:	Theresa E. Wagler
	Title:	Vice President